As filed with the Securities and Exchange Commission on June19, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

MERU NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0049840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

894 Ross Drive Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)

Meru Networks, Inc. 2013 New Employee Stock Inducement Plan

(Full title of the plan)

Brian McDonald

Chief Financial Officer

Meru Networks, Inc.

894 Ross Drive

Sunnyvale, CA 94089

(408) 215-5300

(Name, address and telephone

number of agent for service)

Copy to:

David A. Bell, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if smaller reporting company)	☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0005 per share	500,000 (2)	$4.27 (3)	$2,135,000 (3)	$291.21

(1)         Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that may be issuable under the Meru Networks, Inc. 2013 New Employee Stock Inducement Plan (the “2013 Stock Inducement Plan”) by reason of with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)         Represents shares of the Registrant’s Common Stock reserved for issuance upon the exercise of awards under the 2013 Stock Inducement Plan.

(3)         Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low sales prices of the Registrant’s Common Stock as reported by The NASDAQ Global Market on June 13, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will provide documents containing the information specified in Part I of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act.  Pursuant to the instructions to Form S-8 and Rule 424 under the Securities Act, the Registrant is not required to file these documents either as part of this Registration Statement or as prospectuses or prospectus supplements.  Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                   Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Meru Networks, Inc. with the Securities and Exchange Commission (the “SEC”):

(a)                                 Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 20, 2013.

(b)                                 Our current report on Form 8-K, as filed with the SEC on April 30, 2013.

(c)                                  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, as filed with the SEC on May 14, 2013.

(d)                                 Our current report on Form 8-K, as filed with the SEC on May 22, 2013.

(e)                                  Our current report on Form 8-K, as filed with the SEC on June 10, 2013.

(f)                                   The description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 12, 2010 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.                   Description of Securities.

Not applicable.

Item 5.                   Interest of Named Experts and Counsel.

Not applicable.

Item 6.                   Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a court may award and we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of the Registrant—by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant, or is or was serving at our request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acting in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant’s Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1(b) to Amendment No. 4 to Registrant’s Form S-1 filed with the SEC on March 12, 2010 (Registration No. 333-163859)) and Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2(b) to Amendment No. 4 to Registrant’s Form S-1 filed with the SEC on March 12, 2010 (Registration No. 333-163859)) provide that the Registrant shall indemnify its directors and executive officers to the fullest extent under the circumstances not prohibited by the DGCL or any other applicable law.

In addition, the Registrant has entered into separate indemnification agreements (incorporated herein by reference to Exhibit 10.1 to Amendment No. 4 to Registrant’s Form S-1 filed with the SEC on March 12, 2010 (Registration No. 333-163859)) with certain of its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.  The Registrant also intends to maintain director and officer liability insurance, if available on reasonable terms.

Item 7.                   Exemption from Registration Claimed.

Not applicable.

Item 8.                   Exhibits.

Exhibit No.	Description

4.01

Amended and Restated Certificate of Incorporation of Registrant, and amendments thereto (incorporated herein by reference to Exhibit 3.1(b) to Amendment No. 4 to Registrant’s Form S-1 filed with the SEC on March 12, 2010 (Registration No. 333-163859)).

4.02

Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2(b) to Amendment No. 4 to Registrant’s Form S-1 filed with the SEC on March 12, 2010 (Registration No. 333-163859)).

4.03	2013 New Employee Stock Inducement Plan (incorporated herein by reference to Exhibit 10.03 of Registrant’s Form 8-K filed with the SEC on June 10, 2013 (File No. 001-34659)).

4.04

Form of Notice of Stock Unit Award and Stock Unit Agreement (each incorporated herein by reference to Exhibit 10.04 of Registrant’s Form 8-K filed with the SEC on June 10, 2013 (File No. 001-34659)) under the 2013 Stock Inducement Plan.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.

23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).

24.01	Power of Attorney (see page II-6).

Item 9.                   Undertakings.

1.                                      The undersigned Registrant hereby undertakes:

(a)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.                  To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.               To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

iii.            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                                      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on the 19th day of June 2013.

MERU NETWORKS, INC.

By	/s/ BRIAN MCDONALD
Brian McDonald
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bami Bastani and Brian McDonald and each of them acting individually, as his true and lawful attorney-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ BAMI BASTANI	President, Chief Executive Officer (Principal Executive Officer) and Director	June 19, 2013
Bami Bastani

/s/ BRIAN MCDONALD	Chief Financial Officer (Principal Financial and Accounting Officer)	June 19, 2013
Brian McDonald

/s/ HAROLD COPPERMAN
Harold Copperman	Director	June 19, 2013

/s/ CHUCK KISSNER
Chuck Kissner	Director	June 19, 2013

/s/ NICHOLAS MITSAKOS
Nicholas Mitsakos	Director	June 19, 2013

/s/ BARRY NEWMAN
Barry Newman	Director	June 19, 2013

/s/ WILLIAM QUIGLEY
William Quigley	Director	June 19, 2013

INDEX TO EXHIBITS

Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Provided Herewith

4.01	Amended and Restated Certificate of Incorporation of Registrant, and amendments thereto.	S-1/A	333-163859	3.1(b)	March 12, 2010

4.02	Amended and Restated Bylaws of Registrant.	S-1/A	333-163859	3.2(b)	March 12, 2010

4.03	2013 New Employee Stock Inducement Plan	8-K	001-34659	10.03	June 10, 2013

4.05	Form of Notice of Stock Unit Award and Stock Unit Agreement under the 2013 Stock Inducement Plan.	8-K	001-34659	10.04	June 10, 2013

5.01	Opinion of Fenwick & West LLP.					X

23.01	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.					X

23.02	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.01	Power of Attorney (see page II-6).					X